Q Lotus Completes Definitive Agreement to Purchase Midwest Business Credit

CHICAGO, January 30, 2012 – Midwest Business Credit, Inc. (“MBC Inc”), a wholly owned subsidiary of Q Lotus Holdings, Inc. (OTCBB:QLTS) (“Q Lotus”) has concluded a definitive agreement for the purchase of the assets and the business of Midwest Business Credit LLC (“MBC LLC”), consistent with the previous announcement made by Q Lotus on December 14, 2011.

Pursuant to the definitive agreement, MBC Inc. will be purchasing all of the MBC LLC assets and loan portfolio for approximately $7.8 million dollars.

MBC LLC is an asset based lending company which provides secured financing to companies, which are typically deprived of working capital from traditional financial institutions.

The management team at MBC LLC, including CEO, Tim Bellcourt, and CFO, Linda Canino, will continue to manage the day-to-day operations of MBC Inc., and each will enter into a 5 year management contract with MBC Inc. to help facilitate its planned expansion.

“We anticipate substantial expansion of various lending activities given the high demand from manufacturing, distribution, and service businesses looking for additional capital,” said Tim Bellcourt.

The closing is scheduled to take place on or before February 15, 2012. The closing is subject to approval from the Q Lotus Board, the parent company of MBC Inc.

“The demand for asset based financing is growing at a time when the number of lenders is shrinking. The changing market conditions have opened a substantial hole in the commercial credit operation geared toward the needs of the small to mid-size businesses,” stated Mr. Rosenberg, CEO of Q Lotus. “We plan to aggressively expand the activities of MBC in the asset-based lending market given the high demand for asset-based commercial credit.”

About Q Lotus

Q Lotus Holdings, Inc. is a diversified financial services holding company which provides financing and acquires growing companies in which its management participation in operations can create additional value. The Company’s principal investment focus is to provide equity and debt capital to growing and middle-market companies with increasing cash flow and escalating income in the following areas: Finance, Real Estate, and Mining.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by Q Lotus from time to time in its filings with the SEC. The words "may," "will," "believe," "estimate," "expect," "plan," "intend," "project," "anticipate," "could," "would," "should," "seek," "continue," "pursue" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Q Lotus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including factors discussed in our periodic reports made with the SEC, and, therefore, readers should not place undue reliance on these forward-looking statements. Actual results, including, without limitations, the results of Q Lotus' strategic initiatives, may differ significantly than those anticipated in forward looking statements. Q Lotus undertakes no duty to update these forward-looking statements, except as required by law. The credit and financing transactions and arrangements discussed above are preliminary or pending in nature and may or may not close.

Contact:

Brad Friedman BFriedman@QLotusInc.com

(312) 379-1800 x5